Exhibit 99.1

FOR IMMEDIATE RELEASE
October 20, 2003

                                            For more information please contact:
                                                                   Dennis Curtin
                                           Chief Financial Officer, E-Z-EM, Inc.
                                                            (516) 333-8230 x3320

          E-Z-EM CONSIDERS SPIN-OFF AND IPO OF ANGIODYNAMICS SUBSIDIARY

LAKE SUCCESS, N.Y., Monday, October 20, 2003 - E-Z-EM, Inc. (AMEX: EZM) announced today that it was considering a spin-off and initial public offering of its wholly-owned subsidiary, AngioDynamics, Inc., based in Queensbury, N.Y.

The Company stated that it has signed a letter of engagement with an investment banking firm regarding a possible spin-off and public offering of AngioDynamics, the initiation and timing of which will be subject to market and other conditions, including receipt by the Company of a favorable private letter ruling from the Internal Revenue Service as to the tax free nature of the contemplated spin-off. The Company anticipates this transaction occurring in the first half of 2004.

Any offering of the securities of AngioDynamics will be made only by means of a prospectus included in a registration statement to be filed with the Securities and Exchange Commission. This release shall not constitute an offer to sell or solicitation of an offer to buy any securities.

The statements made in this document contain certain forward-looking statements that involve a number of risks and uncertainties. Words such as "expects", "intends", "anticipates", "plans", "believes", "seeks", "estimates," or variations of such words and similar expressions, are intended to identify such forward-looking statements. Investors are cautioned that actual events or results may differ from the Company's expectations. In addition to the matters described above, the Company's ability to initiate and complete the contemplated transactions described above will depend upon a number of factors including overall economic conditions, general stock market conditions and the continuing results of the Company, as well as the risk factors listed from time to time in the SEC filings of E-Z-EM, Inc., including but not limited to its Form 10-Q for the quarter ended August 30, 2003, as well as its Annual Report on Form 10-K for the year ended May 31, 2003.

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